As filed with the Securities and Exchange Commission on March      , 2009
File No. 333-136393

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ONCOGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1522 217th Place SE, Suite 100
Bothell, Washington  98021
(Address of Principal Executive Offices) (Zip Code)
2006 Employee Stock Purchase Plan
(Full title of the plans)
Stephen Anderson, Chief Financial Officer
OncoGenex Pharmaceuticals, Inc.
1522 217th Place SE, Suite 100
Bothell, Washington  98021
(Name and address of agent for service)
(425) 686-1500
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE
     On August 8, 2006, OncoGenex Pharmaceuticals, Inc. (formerly known as Sonus Pharmaceuticals, Inc.) (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-136393 (this “Registration Statement”), for the sale of 100,000 shares of the common stock, $0.001 par value, of the Registrant (each, a “Share”) under the Registrant’s 2006 Employee Stock Purchase Plan (the “Plan”).
     On February 12, 2009, the Plan was terminated by the Board of Directors of the Registrant. Accordingly, the offering of Shares pursuant to the Plan, as contemplated by this Registration Statement, has terminated. The Registrant is removing from registration, by means of this post-effective amendment to this Registration Statement (this “Post-Effective Amendment No. 1”), any of the Shares relating to the Plan that were registered under this Registration Statement and remained unsold at the termination of the offering.

II-2

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 26, 2009.
ONCOGENEX PHARMACEUTICALS, INC.
/s/  Scott Cormack
Scott Cormack
President, Chief Executive Officer and Director
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Cormack Scott Cormack	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2009

/s/ Stephen Anderson Stephen Anderson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2009

/s/ Patrick R. Brady Patrick R. Brady	Director	March 26, 2009

/s/ Michelle G. Burris Michelle G. Burris	Director	March 26, 2009

/s/ Neil Clendeninn Neil Clendeninn	Director	March 26, 2009

/s/ Michael A. Martino Michael A. Martino	Director	March 26, 2009

/s/ Dwight Winstead Dwight Winstead	Director	March 26, 2009